                                                                     EXHIBIT 1.5


         UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE (AS DEFINED BELOW)) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                        SERVICE CORPORATION INTERNATIONAL

               6.30% DEALER REMARKETABLE SECURITY(SM) ("DRS.(SM)")
                               DUE MARCH 15, 2020

No. 1

$200,000,000                                                    CUSIP: 817565AS3

         Service Corporation International, a Texas corporation (hereinafter called the "COMPANY"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of TWO HUNDRED MILLION U.S. DOLLARS on March 15, 2020, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 15 and September 15 of each year (each, an "INTEREST PAYMENT DATE"), on said principal sum at the rate per annum specified below, at such office or agency, in like coin or currency, from the March 15 or September 15, as the case may be, to which interest on the Securities has been paid preceding the date hereof (unless the date hereof is a March 15 or a September 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to any interest having been paid, in which case from March 16, 1998) until payment of said principal sum has been made or duly provided for.


------------------------------------


(sm) "Dealer remarketable security" and "Drs." are service marks of J.P. Morgan Securities Inc.

If the Company shall default in the payment of interest when due on such March 15 or September 15, then this Security shall bear interest at the rate in effect immediately prior to the date of default from the next preceding date to which interest has been paid, or, if no interest has been paid, from March 16, 1998. The interest so payable on any March 15 or September 15 shall be paid to the such person in whose name this Security shall be registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date (each, a "REGULAR RECORD DATE"). For purposes of this Security, "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or government decree to be closed.

         If and to the extent the Company shall default in the payment of the interest due on any Interest Payment Date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a record date established for such payment by notice by or on behalf of the Company to the holders of the Securities mailed by first-class mail not less than fifteen days prior to such record date to their last address as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest. The Company may pay interest by check mailed to the holder's address as it appears on the Security register.

         The rate of interest on this Security shall be 6.30% per annum to but excluding March 15, 2003 (the "FIRST REMARKETING DATE"). If, acting pursuant to the Remarketing Agreement dated as of March 16, 1998 (the "REMARKETING AGREEMENT") between J.P. Morgan Securities Inc., as Remarketing Dealer (the "REMARKETING DEALER") and the Company, the Remarketing Dealer remarkets the Securities on the First Remarketing Date, then, from and including the First Remarketing Date the interest rate on the Securities shall be reset to but excluding March 15, 2010 (the "SECOND REMARKETING DATE" and, together with the First Remarketing Date, the "REMARKETING DATES"), and if the Remarketing Dealer remarkets the Securities on the Second Remarketing Date then, from and including the Second Remarketing Date the interest rate on this Security shall be reset to but excluding March 15, 2020 (the "STATED MATURITY DATE"), and, in each case, the relevant rate of interest shall be determined by the Remarketing Dealer in accordance with the procedures set forth in Section 4 on the reverse hereof. If the Remarketing Dealer elects to remarket the Securities on either Remarketing Date, then this Security shall be subject to mandatory tender to the Remarketing Dealer for remarketing on such Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, Service Corporation International has caused this Security to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.




                                               SERVICE CORPORATION INTERNATIONAL



                                               By:
                                                  ------------------------------
                                                  Title:


Attest:

-------------------------
Secretary






                          Certificate of Authentication

This is one of the Securities of the series designated therein and described in the within mentioned Indenture.


                                               THE BANK OF NEW YORK,
                                                   as Trustee


                                               By:
                                                  ------------------------------
                                                  Authorized Signatory

                        Service Corporation International

               6.30% Dealer remarketable security(sm) ("Drs.(sm)")
                               due March 15, 2020

         1. Indenture. (a) This Security is one of the duly authorized issue of debt securities of the Company (herein referred to as the "DEBT SECURITIES") of the series hereinafter specified, all issued or to be issued under and pursuant to a senior indenture dated as of February 1, 1993, as amended and supplemented (the "INDENTURE") between the Company and The Bank of New York, a New York banking corporation, as Trustee (herein referred to as the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "HOLDERS", "HOLDER", "SECURITYHOLDERS" or "SECURITYHOLDER" mean the registered holder(s)) of the Debt Securities.

         (b) The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be denominated in different currencies, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to additional covenants and Events of Default and may otherwise vary as provided in the Indenture. This Security is one of the series designated as the 6.30% Dealer remarketable securities(sm) ("DRS.(SM)") due March 15, 2020 of the Company and such series is limited in aggregate principal amount to $300,000,000. References herein to "SECURITIES" or "DRS." shall mean the Debt Securities of said series.

         (c) All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         2. Mandatory Tender on each Remarketing Date; Purchase and Settlement. On a Business Day not later than fifteen Business Days prior to either Remarketing Date (each a "NOTIFICATION DATE"), the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase all of the outstanding Drs. for remarketing on such Remarketing Date. If, and only if, the Remarketing Dealer so elects on either Remarketing Date, the Drs. shall be subject to mandatory tender to the Remarketing Dealer for purchase and remarketing on such Remarketing Date, upon the terms and subject to the conditions described herein and in the Remarketing Agreement. The purchase price of the Drs. shall be equal to 100% of the principal amount thereof. No holder or beneficial owner of any Securities shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Securities on either Remarketing Date.

         3. Maintenance of Book-Entry System. (a) The tender and settlement procedures with respect to the Securities set forth in the Remarketing Agreement shall be subject to modification, without the consent of the holders of the Securities, to the extent required by DTC or, if the book-entry system is no longer available for the Securities at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Securities in certificated form. In addition, the

Remarketing Dealer may modify the settlement procedures without the consent of the holders of the Securities in order to facilitate the settlement process.

         (b) The Company hereby agrees with the Trustee and the holders of Securities that (i) at all times, it will use its best efforts to maintain the Securities in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Securities in book-entry form and (ii) it waives any discretionary right that it otherwise may have under the Indenture to cause the Securities to be issued in certificated form.

         4. Determination of Reset Interest Rates; Notification Thereof. The Remarketing Dealer shall determine the interest rate the Drs. will bear from and including the First Remarketing Date to but excluding the Second Remarketing Date (the "FIRST RESET INTEREST RATE") and from and including the Second Remarketing Date to but excluding the Stated Maturity Date (the "SECOND RESET INTEREST RATE" and together with the First Reset Interest Rate, the "RESET INTEREST RATES") on the third Business Day immediately preceding the relevant Remarketing Date (each a "DETERMINATION DATE") by soliciting by 3:30 p.m., New York City time, the Reference Corporate Dealers (defined below) for firm, committed bids to purchase all outstanding Drs. at the Dollar Price (defined below), and by selecting the lowest such firm, committed bid (regardless of whether each of the Reference Corporate Dealers actually submits a bid). Each bid shall be expressed in terms of the Reset Interest Rate that the Drs. would bear (quoted as a spread over 5.63% per annum (the "BASE RATE")) based on the following assumptions:

                  (i) the Drs. would be sold to the Reference Corporate Dealer on the relevant Remarketing Date for settlement on the same day;

                  (ii) the Drs. would mature on the Second Remarketing Date or the Stated Maturity Date, as the case may be; and

                  (iii) the Drs. would bear interest at the rate bid by such Reference Corporate Dealer, payable semi-annually on the Interest Payment Dates from and including the First Remarketing Date to but excluding the Second Remarketing Date or from and including the Second Remarketing Date to but excluding the Stated Maturity Date, as the case may be.

The relevant Reset Interest Rate announced by the Remarketing Dealer as a result of such process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Drs., the Company and the Trustee. The Remarketing Dealer shall have the discretion to select the time at which each Reset Interest Rate is determined on the relevant Determination Date.

         The Remarketing Dealer shall have the right in its sole discretion to either (i) remarket the Drs. for its own account or (ii) sell the Drs. to the Reference Corporate Dealer submitting the lowest firm, committed bid pursuant to
Section 4 of this Security. If two or more Reference Corporate Dealers submit equivalent bids which constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Drs. to any such Reference Corporate Dealer.

         If the Remarketing Dealer has elected to remarket the Drs. on either Remarketing Date as provided herein, then it shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 5:00 p.m., New York City time, on the relevant Determination Date of the relevant Reset Interest Rate applicable to the Drs. effective from and including the First Remarketing Date or from and including the Second Remarketing Date, as the case may be.

         "DOLLAR PRICE" means, with respect to each Remarketing Date, the greater of (1) 100% of the principal amount of the Drs. and (2) the discounted present value to such Remarketing Date of the cash flows on a bond:

         (x) with a principal amount equal to the aggregate principal amount of the Drs.,

         (y) maturing on (a) the Second Remarketing Date (in the case of a determination made in connection with the First Remarketing Date), or (b) the Stated Maturity Date (in the case of a determination made in connection with the Second Remarketing Date) and

         (z) bearing interest at a rate equal to the Base Rate,

         using a discount rate equal to the Treasury Rate (defined below), payable semi-annually (assuming a 360-day year consisting of twelve 30-day months) on the Interest Payment Dates,

         (i) in the case of a determination made in connection with the First Remarketing Date, from and including the First Remarketing Date to but excluding the Second Remarketing Date, or

         (ii) in the case of a determination made in connection with the Second Remarketing Date, from and including the Second Remarketing Date to but excluding the Stated Maturity Date.

         "REFERENCE CORPORATE DEALER" means J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Chase Securities Inc. If any of such persons shall cease to be a leading dealer of publicly-traded debt securities of the Company, then the Remarketing Dealer may replace, with the approval of the Company (not to be unreasonably withheld), such person with any other leading dealer of publicly-traded debt securities of the Company.

         "TREASURY RATE" means, with respect to any Determination Date, the annual rate equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity on such Determination Date of the Comparable Treasury Issue (defined below) for value on the relevant Remarketing Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below).

         "COMPARABLE TREASURY ISSUE" means, with respect to any Determination Date, the United States Treasury security selected by the Remarketing Dealer as having an actual maturity on such Determination Date (or the United States Treasury security selected by the Remarketing Dealer to derive an interpolated maturity on such Determination Date) comparable to (i) the time remaining to the Second Remarketing Date (in the case of a determination made in connection with the First Remarketing Date), or (ii) the remaining term of the Drs. (in the case of a determination made in connection with the Second Remarketing Date).

         "COMPARABLE TREASURY PRICE" means, with respect to any Determination Date, (a) the offer prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on such Determination Date, as set forth on Telerate Page 500 (as defined below), adjusted to reflect settlement on the relevant Remarketing Date if prices quoted on Telerate Page 500 are for settlement on any date other than such Remarketing Date, or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of five Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "TELERATE PAGE 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in clause (a) of the definition of Comparable Treasury Price as may replace Dow Jones Markets Limited.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Determination Date and each Reference Treasury Dealer, the offer price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the relevant Remarketing Date, quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on such Determination Date.

         "REFERENCE TREASURY DEALER" means a primary U.S. Government securities dealer in The City of New York (which may include the Remarketing Dealer) selected by the Remarketing Dealer.

         5. Repurchase. If the Remarketing Dealer for any reason does not purchase all of the Drs. on either Remarketing Date, then the Company shall repurchase on such Remarketing Date, at a price equal to 100% of the principal amount of the Drs. plus all accrued interest, if any, on the Drs. to (but excluding) the relevant Remarketing Date, any Drs. that have not been purchased by the Remarketing Dealer on such Remarketing Date.

         6. Redemption. If the Remarketing Dealer has elected to remarket the Drs. on either Remarketing Date, the Company shall have the right to redeem the Drs., in whole but not in part, from the Remarketing Dealer on such Remarketing Date at a redemption price equal to the sum of (i) 100% of the aggregate principal amount of the Drs. and (ii) the Call Price (as defined below), by giving written notice of such redemption to the Remarketing Dealer no later than the later of

            (x) one Business Day prior to the relevant Determination Date or

            (y) if fewer than three Reference Corporate Dealers timely submit firm, committed bids for all outstanding Drs. to the Remarketing Dealer on the relevant Determination Date in accordance with Section 4 of this Security, immediately after the deadline set by the Remarketing Dealer for receiving such bids has passed.

In either such case, the Company shall pay such redemption price for the Drs. in same-day funds by wire transfer on the relevant Remarketing Date to an account designated by the Remarketing Dealer. For purposes of calculating the Call Price, the Remarketing Dealer shall be deemed to have made the request for the Call Price on the date the Company makes its election to redeem the Drs.

The Drs. are not otherwise subject to redemption.

         "CALL PRICE" means the fair market value of the embedded interest rate option implicit in the Remarketing Dealer's right to purchase at par and remarket on each Remarketing Date of any Drs. not purchased by the Remarketing Dealer on the relevant Remarketing Date (such principal amount of Drs., the "UNPURCHASED DRS."). This amount shall equal:

         (i) if the Remarketing Dealer's request for the Call Price payment is made before the first Determination Date, the Commercially Reasonable Option Value (as defined below) on the date of such request;

         (ii) if the Remarketing Dealer's request for the Call Price payment is made on or after the first Determination Date and on or prior to the First Remarketing Date, the amount, if positive, equal to:

               (1) the Commercially Reasonable Option Value, determined as if the date of determination thereof was the first day after the First Remarketing Date;

               plus

               (2)(a) the Drs. Premium for the first Determination Date;

               multiplied by

               (b)(x) the Unpurchased Drs. on the First Remarketing Date;

                    divided by

                    (y) the Original Amount of Drs.


"ORIGINAL AMOUNT OF DRS." means $300,000,000; and "DRS. PREMIUM" equals the Dollar Price relating to the relevant Determination Date less the Original Amount of Drs.;

         (iii) if the Remarketing Dealer's request for a Call Price payment is made after the First Remarketing Date but before the second Determination Date, the amount equal to the Commercially Reasonable Option Value on the date of such request;

         (iv) if the Remarketing Dealer's request for the Call Price payment is made on or after the second Determination Date, an amount (if positive) equal to:

                  (1) the Drs. Premium for the second Determination Date;

                  multiplied by

                  (2)(a) the Unpurchased Drs. on the Second Remarketing Date;

                        divided by

                        (b) the Original Amount of Drs.

"COMMERCIALLY REASONABLE OPTION VALUE" means, on any specified date, the amount determined by the Remarketing Dealer on such date under Section 6(e) of the ISDA Master Agreement dated as of July 1, 1996 (the "MASTER AGREEMENT") between Morgan Guaranty Trust Company of New York and the Company, on a "Market Quotation" basis in respect of the embedded interest rate option(s) implicit in the Remarketing Dealer's option to purchase at par the Unpurchased Drs. on each remaining Remarketing Date, as if a "Termination Event" had occurred on such specified date under such interest rate option with respect to the Company under the Master Agreement and the Company was the "Affected Party". The determination of the Commercially Reasonable Option Value shall be made using the provisions of the Master Agreement regardless of any termination of the Master Agreement.

7. Certain Covenants. The Indenture restricts the Company's ability to merge, consolidate or sell, lease, exchange or otherwise dispose of all or substantially all of its assets. In addition, the Company is obliged to abide by certain covenants, including a covenant limiting the ability of the Company or any of its Subsidiaries to mortgage, pledge, encumber or subject to any lien or security interest any of their assets and a covenant limiting entering into any sale and leaseback transaction by the Company or any of its Subsidiaries, all as more fully described in the Indenture. All of such covenants are subject to the covenant defeasance procedures outlined in the Indenture.

8. Effect of Event of Default. If an Event of Default (as defined in the Indenture) with respect to Debt Securities of any series then Outstanding (as defined in the Indenture) occurs and is continuing, then and in each and every such case, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders (as defined in the Indenture) of not less than 25 percent in aggregate principal amount of the Debt Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the unpaid principal amount of all the Debt Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. Notwithstanding the preceding sentence, however, if at any time after the unpaid principal amount of the Debt Securities of such series shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Debt Securities of such series and the principal of any and all Debt Securities of such series which shall have become due otherwise than by acceleration and the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all defaults under the Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Debt Securities of such series which shall become due by acceleration, shall have been cured or shall have been waived or provision deemed by the Trustee to be adequate shall have been made therefor -- then in every such case the Holders of a majority in aggregate principal amount of the Debt Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

9. Tax Treatment; Agreement to Tender. The Company and the holders of this Security (and each holder of a beneficial interest herein) by accepting this Security, agree to treat the Drs. as fixed rate debt instruments that mature on the First Remarketing Date for United States Federal income tax purposes. Furthermore, each holder of this Security irrevocably agrees that this Security shall automatically be tendered to the Remarketing Dealer if the Remarketing Dealer elects to remarket the Securities on the terms and conditions set forth herein.

10. Amendments and Waivers. Modifications and amendments of the Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under the Indenture that are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) extend the stated maturity of the principal of such Debt Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of any interest thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase thereof, change the coin or currency in which the principal and interest, if any, are payable, impair or affect the right to institute suit for the enforcement of any payment, repayment or purchase thereof or (b) reduce the percentage in aggregate principal amount of Debt Securities of any series issued under the Indenture, the consent of the holders of which is required for any such modification or amendment. The holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Indenture. Modifications and amendments of the Indenture will be permitted to be made by the Company and the Trustee without the consent of any holder of the Debt Securities: (a) to evidence the assumption by a successor corporation of the obligations of the Company under the Indenture; (b) to add covenants or new events of default for the protection of the holders of such Debt Securities; (c) to establish the form and terms of any series of Debt Securities; (d) to evidence the acceptance of appointment by a successor Trustee; (e) to secure such Debt Securities with any property or assets; and (f) to cure any ambiguity or correct any inconsistency in the Indenture or to amend the Indenture in any other manner which the Company may deem necessary or desirable and which, in each case, will not adversely affect the interests of the holders of the Debt Securities of any series issued under the Indenture.

11. Denominations, Transfer and Exchange. (a) The Securities are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

(b) Where certificated Securities are presented to at the corporate trust offices of the Trustee or other transfer agent designated by the Company for such purpose with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Trustee or other transfer agent shall register the transfer or make the exchange if its requirements for such transactions are met. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(c) Neither the Company nor any Trustee shall be required to (a) issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the selection of any Securities for redemption and ending at the close of business on the day of mailing of the notice of redemption; (b) register the transfer of or exchange any Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part; or (c) issue, register the transfer of or exchange any Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Security not to be so repaid.

12. No Liability of Certain Persons. No past, present or future stockholder, employee, officer or director of the Company or any successor thereof shall have any liability for any obligation, covenant or agreement of the Company contained in this Security or the Indenture. Each holder by accepting this Security waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Security.

13. Governing Law. The laws of the State of New York govern the Indenture and this Security.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE


------------------------------------------

------------------------------------------


--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Security of Service Corporation International and all rights thereunder and hereby irrevocably constitutes and appoints
______________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises


Dated:                                         ---------------------------------
                                                             Signature


NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURES MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" MEETING THE REQUIREMENTS OF THE TRUSTEE, WHICH REQUIREMENTS INCLUDE MEMBERSHIP OR PARTICIPATION IN THE SECURITY TRANSFER AGENT MEDALLION PROGRAM ("STAMP") OR SUCH OTHER "SIGNATURE GUARANTEE PROGRAM" AS MAY BE DETERMINED BY THE TRUSTEE IN ADDITION TO, OR IN SUBSTITUTION FOR, STAMP, ALL IN ACCORDANCE WITH THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.